Exhibit 99.1



         Fortune Brands Reports Record Second Quarter Results


    DEERFIELD, Ill.--(BUSINESS WIRE)--July 27, 2006--Fortune Brands, Inc. (NYSE:FO):

    -- Broad-Based Growth Across Consumer Categories Fuels Continued Share Gains and Double-Digit EPS Growth

    -- Company Exceeds Second Quarter Earnings Target, Delivers 20th Quarter in a Row of Double-Digit EPS Growth Before
        Charges/Gains

    Fortune Brands, Inc. (NYSE:FO), a leading consumer brands company, today reported double-digit growth in earnings per share for the second quarter of 2006. Diluted earnings per share from continuing operations increased 34%, benefiting from solid organic sales growth, the success of the 2005 spirits and wine acquisition and a net gain from state tax-related credits. Consumer demand across the company's brand portfolio - including Moen faucets, Omega and Aristokraft cabinetry, Master Lock security products, Jim Beam and Maker's Mark bourbon, Sauza tequila and Titleist golf balls - fueled sales growth and share gains in key markets.
    "Fortune Brands delivered another strong quarter of double-digit earnings growth that exceeded the earnings target we provided three months ago," said Fortune Brands chairman and CEO Norm Wesley. "This was the 20th consecutive quarter that Fortune Brands has achieved double-digit growth in earnings per share on a before charges/gains basis, underscoring how Fortune Brands' breadth and balance across high-return consumer businesses enhances our ability to consistently deliver strong results."
    "Our home products brands outperformed a moderating housing market on the strength of our innovations in function and style and the stability of the replace-and-remodel segment. In spirits and wine, the addition of the brands we acquired last July, the enhanced scale and quality of our portfolio, and a lower cost structure helped fuel our strong spirits-and-wine results. The soft spot in the quarter was in sales of golf clubs, which had a strong first quarter but declined against a strong double-digit increase in the year-ago quarter. Even so, we benefited from our unrivalled breadth across the golf category as sales of golf balls, shoes, gloves and accessories all grew solidly in the quarter."

    For the second quarter, on a continuing operations basis:
-0-
*T
--  Net income was $248 million, or $1.63 per diluted share, up
    34% from $1.22 in the year-ago quarter.
        -- Results reflected a net gain of 8 cents per share from one-time items. The net gain resulted from credits related to the favorable resolution of state tax audits ($0.10 per share), partly offset by restructuring and restructuring-related items ($0.01 per share) and currency mark-to-market expense ($0.01 per share) that finalized the previously disclosed purchase price adjustment for the 2005 spirits and wine acquisition.
-- Excluding the net gain, diluted EPS before charges/gains was $1.55, up 17%.
        -- These results were 5 cents above the mean estimate of Wall Street securities analysts (source: Thomson First Call) and above the company's previously announced second quarter target of high-single-digit to low-double-digit growth.
--  Net sales were $2.3 billion, up 27%.
        -- On an adjusted basis - assuming the company had owned acquired brands in the year-ago quarter, and excluding excise taxes and foreign exchange - the company estimates total net sales for Fortune Brands would have risen at a mid-single-digit rate.
--  Operating income was $434 million, up 30%.
--  Return on equity before charges/gains was 20%.
--  Return on invested capital before charges/gains was 10%.
*T

    Outlook for Double-Digit EPS Growth for Third Quarter and Full
Year

    "We're very pleased with Fortune Brands' performance in the first half of the year," said Wesley. "Looking ahead to the second half of 2006, even with the impact of moderating new construction activity and higher costs for commodities, we're confident Fortune Brands will continue to benefit from our unique breadth and balance across attractive consumer categories, including our enhanced spirits and wine business, our strength in the growing replace-and-remodel segment of the housing market, and the addition of Simonton Windows. We believe our broad portfolio of powerful and growing consumer brands - such as Moen, Master Lock, Omega, Titleist, FootJoy, Jim Beam, Sauza, Maker's Mark and many more - will continue to drive Fortune Brands' performance.
    "For the third quarter, including stock options expense and the benefit of the Simonton Windows acquisition, we're targeting EPS before charges/gains to grow at a double-digit rate. For the full year, we now expect to comfortably achieve our goal of double-digit growth in EPS before charges/gains for 2006," Wesley added.
    The company also announced that it is now targeting free cash flow for 2006 in the range of $450-550 million after dividends and capital expenditures. Included in the target is approximately $50 million in net costs resulting from one-time credits and acquisition-related items that won't be repeated.

    About Fortune Brands

    Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, and golf equipment. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Schrock cabinets, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Beam Global Spirits & Wine, Inc. is the company's spirits and wine business. Major spirits and wine brands include Jim Beam and Maker's Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac, DeKuyper cordials, Starbucks(TM) liqueurs, Laphroaig single malt Scotch and Clos du Bois and Geyser Peak wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    Forward-Looking Statements

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers, particularly in the home and hardware industry; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; ability to attract and retain qualified personnel; various external conditions, including general economic conditions, weather and business conditions; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits and wines; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company's credit ratings; as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings.

    Use of Non-GAAP Financial Information

    This press release includes diluted earnings per share before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow, measures not derived in accordance with generally accepted accounting principles ("GAAP"). These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company's use of these measures, are presented in the attached pages.


                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                        Three Months Ended June 30,
                                         2006       2005     % Change
                                      ---------- ---------- ----------

 Net Sales                             $2,257.1   $1,782.8       26.6
                                      ---------- ---------- ----------

       Cost of goods sold               1,184.4      960.0       23.4

       Excise taxes on spirits and
        wine                              103.6       71.3       45.3

       Advertising, selling, general
         and administrative expenses      524.8      410.8       27.8

       Amortization of intangibles          9.1        8.2       11.0

       Restructuring and
        restructuring-related items         1.6          -          -
                                      ---------- ---------- ----------

 Operating Income                         433.6      332.5       30.4
                                      ---------- ---------- ----------

       Interest expense                    83.2       20.1      313.9

       Other (income) expense, net        (10.1)      26.8     (137.7)
                                      ---------- ---------- ----------

 Income from Continuing Operations
  before income taxes and minority
  interests                               360.5      285.6       26.2
                                      ---------- ---------- ----------

       Income taxes                       108.6       97.7       11.2

       Minority interests                   4.1        4.1          -
                                      ---------- ---------- ----------

 Income from Continuing Operations        247.8      183.8       34.8
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       16.5          -
                                      ---------- ---------- ----------

 Net Income                              $247.8     $200.3       23.7
                                      ---------- ---------- ----------


 Earnings Per Common Share, Basic:
   Income from continuing operations       1.68       1.26       33.3
   Income from discontinued
    operations                                -       0.12          -
   Net Income                              1.68       1.38       21.7
                                      ---------- ---------- ----------

 Earnings Per Common Share, Diluted:
   Income from continuing operations       1.63       1.22       33.6
   Income from discontinued
    operations                                -       0.11          -
   Net Income                              1.63       1.33       22.6
                                      ---------- ---------- ----------

 Avg. Common Shares Outstanding
       Basic                              147.7      145.5        1.5
       Diluted                            151.6      150.3        0.9
                                      ---------- ---------- ----------


                                          Six Months Ended June 30,
                                         2006       2005     % Change
                                      ---------- ---------- ----------

 Net Sales                             $4,273.9   $3,300.6       29.5
                                      ---------- ---------- ----------

       Cost of goods sold               2,264.3    1,796.5       26.0

       Excise taxes on spirits and
        wine                              224.4      136.1       64.9

       Advertising, selling, general
         and administrative expenses    1,013.4      787.5       28.7

       Amortization of intangibles         19.1       16.4       16.5

       Restructuring and
        restructuring-related items        12.2          -          -
                                      ---------- ---------- ----------

 Operating Income                         740.5      564.1       31.3
                                      ---------- ---------- ----------

       Interest expense                   162.3       39.2      314.0

       Other (income) expense, net        (20.1)      13.8     (245.7)
                                      ---------- ---------- ----------

 Income from Continuing Operations
  before income taxes and minority
  interests                               598.3      511.1       17.1
                                      ---------- ---------- ----------

       Income taxes                       168.3      175.7       (4.2)

       Minority interests                   8.8        9.0       (2.2)
                                      ---------- ---------- ----------

 Income from Continuing Operations        421.2      326.4       29.0
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       26.6          -
                                      ---------- ---------- ----------

 Net Income                              $421.2     $353.0       19.3
                                      ---------- ---------- ----------


 Earnings Per Common Share, Basic:
   Income from continuing operations       2.86       2.25       27.1
   Income from discontinued
    operations                                -       0.18          -
   Net Income                              2.86       2.43       17.7
                                      ---------- ---------- ----------

 Earnings Per Common Share, Diluted:
   Income from continuing operations       2.79       2.18       28.0
   Income from discontinued
    operations                                -       0.17          -
   Net Income                              2.79       2.35       18.7
                                      ---------- ---------- ----------

 Avg. Common Shares Outstanding
       Basic                              147.1      145.1        1.4
       Diluted                            151.0      150.0        0.7
                                      ---------- ---------- ----------

 Actual Common Shares Outstanding
       Basic                              150.7      145.7        3.4
       Diluted                            154.2      150.9        2.2
                                      ---------- ---------- ----------



                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)


 NET SALES AND OPERATING INCOME
 ------------------------------

                                        Three Months Ended June 30,
                                         2006       2005     % Change
                                      ---------- ---------- ----------
 Net Sales

       Home and Hardware               $1,193.8   $1,048.9       13.8
       Spirits and Wine                   637.8      290.7      119.4
       Golf                               425.5      443.2       (4.0)
                                      ---------- ---------- ----------
 Total                                 $2,257.1   $1,782.8       26.6
                                      ---------- ---------- ----------

 Operating Income

       Home and Hardware                 $209.9     $179.3       17.1
       Spirits and Wine                   157.3       78.7       99.9
       Golf                                82.1       92.6      (11.3)
       Corporate expenses                  15.7       18.1      (13.3)
                                      ---------- ---------- ----------
 Total                                   $433.6     $332.5       30.4
                                      ---------- ---------- ----------

 Operating Income Before Charges (a)

       Home and Hardware                 $210.3     $179.3       17.3
       Spirits and Wine                   158.5       78.7      101.4
       Golf                                82.1       92.6      (11.3)

 Less:
       Corporate expenses                  15.7       18.1      (13.3)
       Restructuring and
        restructuring-related items         1.6          -          -
                                      ---------- ---------- ----------
 Operating Income                        $433.6     $332.5       30.4
                                      ---------- ---------- ----------



                                          Six Months Ended June 30,
                                         2006       2005     % Change
                                      ---------- ---------- ----------

 Net Sales

       Home and Hardware               $2,226.2   $1,951.4       14.1
       Spirits and Wine                 1,249.7      563.4      121.8
       Golf                               798.0      785.8        1.6
                                      ---------- ---------- ----------
 Total                                 $4,273.9   $3,300.6       29.5
                                      ---------- ---------- ----------

 Operating Income

       Home and Hardware                 $349.7     $303.8       15.1
       Spirits and Wine                   285.5      147.2       94.0
       Golf                               140.5      149.3       (5.9)
       Corporate expenses                  35.2       36.2       (2.8)
                                      ---------- ---------- ----------
 Total                                   $740.5     $564.1       31.3
                                      ---------- ---------- ----------

 Operating Income Before Charges (a)

       Home and Hardware                 $358.9     $303.8       18.1
       Spirits and Wine                   288.5      147.2       96.0
       Golf                               140.5      149.3       (5.9)

 Less:
       Corporate expenses                  35.2       36.2       (2.8)
       Restructuring and
        restructuring-related items        12.2          -          -
                                      ---------- ---------- ----------
 Operating Income                        $740.5     $564.1       31.3
                                      ---------- ---------- ----------


(a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.




 FREE CASH FLOW
 --------------
                  Three Months Ended  Six Months Ended  2006 Full Year
                       June 30,           June 30,      Targeted Range
                  ------------------  ----------------  --------------
                     2006    2005       2006    2005
                  ------------------  ----------------
Free Cash Flow (b)  $192.6  $268.5     $18.4  $135.7       $450-550
  Add:
  Net Capital
   Expenditures       29.0    53.2      87.5   101.0        200-225

  Dividends Paid      53.0    48.1     105.8    96.1         225(c)
                  ------------------  ----------------  --------------
Cash Flow From
 Operations         $274.6  $369.8    $211.7  $332.8      $875-1,000
                  ------------------  ----------------  --------------


(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders.

Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(c) Assumes current dividend rate and basic shares outstanding on June
30, 2006.



EPS BEFORE CHARGES/GAINS ON A CONTINUING OPERATIONS BASIS
---------------------------------------------------------

EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding restructuring, restructuring-related and one time items.

For the second quarter of 2006, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding $1.6 million ($1.1 million after tax) of restructuring and restructuring-related items, currency mark-to-market expense of $0.8 million and $15.5 million of tax-related credits associated with favorable resolution of routine state tax audits. For the six-month period ended June 30, 2006, EPS Before Charges/Gains excludes $12.2 million ($7.7 million after tax) of restructuring and restructuring-related items, currency mark-to-market expense of $2.8 million and $38.4 million of tax-related credits principally associated with the favorable conclusion of the IRS review of our 2002-2003 tax returns and routine state tax audits.

For the second quarter of 2005, on a continuing operations basis, EPS Before Charges/Gains is Income from Continuing Operations calculated on a per share basis excluding net acquisition hedge costs of $33.5 million ($23.3 million after tax) and $7.7 million in a tax-related credit.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

                                         Three Months Ended June 30,
                                         2006       2005     % Change
                                      ---------- ---------- ----------

Continuing Operations - Income Before
  Charges/Gains                          $234.2     $199.4       17.5
                                      ---------- ---------- ----------

Earnings Per Common Share - Basic

Income from Continuing Operations
 Before Charges/Gains                      1.58       1.37       15.3
     Tax-related credits                   0.11       0.05      120.0
     Net acquisition hedge costs              -      (0.16)     100.0
     Restructuring and
      restructuring-related items         (0.01)         -          -
                                      ---------- ---------- ----------

Income from Continuing Operations          1.68       1.26       33.3
                                      ---------- ---------- ----------

Income from Discontinued Operations           -       0.12     (100.0)
                                      ---------- ---------- ----------

Net Income                                 1.68       1.38       21.7
                                      ---------- ---------- ----------

Earnings Per Common Share - Diluted

Income from Continuing Operations
 Before Charges/Gains                      1.55       1.33       16.5
      Tax-related credits                  0.10       0.05      100.0
      Net acquisition hedge costs             -      (0.16)     100.0
      Currency mark-to-market expense     (0.01)         -          -
      Restructuring and
       restructuring-related items        (0.01)         -          -
                                      ---------- ---------- ----------

Income from Continuing Operations          1.63       1.22       33.6
                                      ---------- ---------- ----------

Income from Discontinued Operations           -       0.11     (100.0)
                                      ---------- ---------- ----------

Net Income                                 1.63       1.33       22.6
                                      ---------- ---------- ----------


                                          Six Months Ended June 30,
                                         2006       2005     % Change
                                      ---------- ---------- ----------
 Continuing Operations - Income
  Before Charges/Gains                   $393.3     $342.0       15.0
                                      ---------- ---------- ----------

 Earnings Per Common Share - Basic

 Income from Continuing Operations
  Before Charges/Gains                     2.67       2.35       13.6
       Tax-related credits                 0.26       0.05      420.0
       Net acquisition hedge costs            -      (0.15)     100.0
       Currency mark-to-market
        expense                           (0.02)         -          -
       Restructuring and
        restructuring-related items       (0.05)         -          -
                                      ---------- ---------- ----------

 Income from Continuing Operations         2.86       2.25       27.1
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       0.18     (100.0)
                                      ---------- ---------- ----------

 Net Income                                2.86       2.43       17.7
                                      ---------- ---------- ----------

 Earnings Per Common Share - Diluted

 Income from Continuing Operations
  Before Charges/Gains                     2.61       2.28       14.5
       Tax-related credits                 0.25       0.05      400.0
       Net acquisition hedge costs            -      (0.15)     100.0
       Currency mark-to-market
        expense                           (0.02)         -          -
       Restructuring and
        restructuring-related items       (0.05)         -          -
                                      ---------- ---------- ----------

 Income from Continuing Operations         2.79       2.18       28.0
                                      ---------- ---------- ----------

 Income from Discontinued Operations          -       0.17     (100.0)
                                      ---------- ---------- ----------

 Net Income                                2.79       2.35       18.7
                                      ---------- ---------- ----------



RECONCILIATION OF 2006 EARNINGS GUIDANCE TO GAAP
------------------------------------------------

For the third quarter of 2006, including stock options expense and the benefit of the Simonton Windows acquisition, the company is targeting EPS before charges/gains to grow at a double-digit rate. On a GAAP basis, the company is targeting EPS from continuing operations to be more than double last year, benefiting from lower charges in 2006.

For the full year, the company is targeting EPS before charges/gains to grow at a double-digit rate. On a GAAP basis, the company is targeting EPS to grow at a strong double-digit rate, benefiting from lower charges and higher gains in 2006.

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS
---------------------------------------------

The company recorded pre-tax restructuring and restructuring-related items of $1.6 million ($1.1 million after tax) and $12.2 million ($7.7 million after tax) in the three-month and six-month periods ended June 30, 2006. The charges principally relate to supply chain initiatives in the Home and Hardware segment and to the integration of the Spirits and Wine acquisition.

                               Three Months Ended June 30, 2006
                            (In millions, except per share amounts)

                                      Restructuring-Related
                                              Items
                                      ---------------------
                                       Cost of
                                        Sales     SG & A
                        Restructuring  Charges    Charges     Total
                        ------------- ---------- ---------- ----------

     Home and Hardware            $-         $-       $0.4       $0.4
     Spirits and Wine           (0.1)         -        1.3        1.2
                        ------------- ---------- ---------- ----------
             Total             $(0.1)        $-       $1.7       $1.6
                        ------------- ---------- ---------- ----------

 Income tax benefit                                               0.5
                                                            ----------
 Net charge                                                      $1.1
                                                            ----------
 Charge per common share
   Basic                                                        $0.01
   Diluted                                                      $0.01
                                                            ----------

                                Six Months Ended June 30, 2006
                            (In millions, except per share amounts)

                                      Restructuring-Related
                                              Items
                                      ---------------------
                                       Cost of
                                        Sales     SG & A
                        Restructuring  Charges    Charges     Total
                        ------------- ---------- ---------- ----------

     Home and Hardware          $4.1       $4.7       $0.4       $9.2
     Spirits and Wine           (0.1)         -        3.1        3.0
                        ------------- ---------- ---------- ----------
             Total              $4.0       $4.7       $3.5      $12.2
                        ------------- ---------- ---------- ----------

 Income tax benefit                                               4.5
                                                            ----------
 Net charge                                                      $7.7
                                                            ----------
 Charge per common share
   Basic                                                        $0.05
   Diluted                                                      $0.05
                                                            ----------



                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)

                                              June 30,    December 31,
                                                2006        2005 (1)
                                            ------------  ------------

 Assets
     Current assets
         Cash and cash equivalents               $214.9         $93.6
         Accounts receivable, net               1,379.8       1,115.6
         Inventories                            2,083.7       1,663.1
         Other current assets                     469.9         320.4
                                            ------------  ------------
           Total current assets                 4,148.3       3,192.7

       Property, plant and equipment, net       1,895.6       1,679.6
       Intangibles resulting from
         business acquisitions, net             8,031.9       6,880.5
       Other assets                               404.2       1,448.7
                                            ------------  ------------
           Total assets                       $14,480.0     $13,201.5
                                            ------------  ------------


 Liabilities and Stockholders' Equity
     Current liabilities
         Short-term debt                         $807.3        $637.2
         Current portion of long-term debt        297.6         296.9
         Other current liabilities              1,706.6       1,883.8
                                            ------------  ------------
           Total current liabilities            2,811.5       2,817.9

     Long-term debt                             5,487.2       4,889.9
     Other long-term liabilities                1,481.1       1,473.3
     Minority interests                           359.4         374.8
                                            ------------  ------------
           Total liabilities                   10,139.2       9,555.9

     Stockholders' equity                       4,340.8       3,645.6
                                            ------------  ------------

           Total liabilities and
            stockholders' equity              $14,480.0     $13,201.5
                                            ------------  ------------

(1) 2005 line items reflect FIN 46 (R) accounting for the Spirits & Wine acquisition.




                         FORTUNE BRANDS, INC.
 Reconciliations of ROE based on Net Income From Continuing Operations
         Before Charges/Gains to ROE based on GAAP Net Income
                             June 30, 2006
                          Amounts in millions
                              (Unaudited)

                Rolling twelve                         ROE based on
               months Net Income                        Net Income
               From Continuing                       From Continuing
               Operations Before                       Operations
              Charges/Gains less                         Before
              Preferred Dividends      Equity         Charges/Gains
              -------------------      ------         -------------

Fortune Brands       $746.2      /    $3,702.0   =        20.2%


                 Rolling twelve
                  months GAAP
                Net Income less                     ROE based on GAAP
              Preferred Dividends      Equity           Net Income
              -------------------      ------           ----------

Fortune Brands       $688.7      /    $3,690.0   =        18.7%

Return on Equity - or ROE - Before Charges/Gains is net income from continuing operations less preferred dividends derived in accordance with GAAP excluding restructuring and restructuring-related items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding restructuring and restructuring-related items.
----------------------------------------------------------------------


                         FORTUNE BRANDS, INC.
Reconciliations of ROIC based on Net Income From Continuing Operations
         Before Charges/Gains to ROIC based on GAAP Net Income
                             June 30, 2006
                          Amounts in millions
                              (Unaudited)


                 Rolling twelve
               months Net Income                     ROIC based on Net
                From Continuing                         Income From
               Operations Before                        Continuing
               Charges/Gains plus     Invested       Operations Before
                Interest Expense      Capital          Charges/Gains
                ----------------      --------         -------------
Fortune Brands       $927.3       /   $9,373.9   =         9.9%


                 Rolling twelve
                   months GAAP
                Net Income plus       Invested         ROIC based on
                Interest Expense      Capital         GAAP Net Income
                ----------------      --------        ---------------

Fortune Brands       $869.8       /   $9,366.1   =         9.3%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus interest expense derived in accordance with GAAP excluding restructuring and restructuring-related items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding restructuring and restructuring-related items.
----------------------------------------------------------------------

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.


    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media Relations), 847-484-4415 or
             Tony Diaz (Investor Relations), 847-484-4410